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Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Sealed Air Corporation:

        We consent to the incorporation by reference in the registration statements (Nos. 333-89090, 333-50603 and 333-59197) on Form S-8 and registration statement (No. 333-108544) on Form S-3 of Sealed Air Corporation of our reports dated March 21, 2005, with respect to the consolidated balance sheets of Sealed Air Corporation and subsidiaries as of December 31, 2004 and, 2003, and the related consolidated statements of operations, shareholders' equity, cash flows and comprehensive income (loss) for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Sealed Air Corporation.

KPMG LLP
Short Hills, New Jersey
March 21, 2005

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Consent of Independent Registered Public Accounting Firm